Exhibit 99
CONTACTS:
MEDIA:
Fred Solomon
(412) 762-7544
corporate.communications@pnc.com
INVESTORS:
William H. Callihan
(412) 762-8257
investor.relations@pnc.com
PNC AND NATIONAL CITY SHAREHOLDERS APPROVE ACQUISITION
PNC expects transaction to close on December 31, 2008
     PITTSBURGH, Dec. 23, 2008 — The PNC Financial Services Group, Inc. (NYSE: PNC) announced at a special meeting today that its shareholders approved the issuance of shares of PNC common stock in connection with the acquisition of National City Corporation (NYSE: NCC). In a separate meeting today, National City stockholders approved the acquisition, which is expected to close on Dec. 31, 2008. Both shareholder groups approved the transaction by a substantial margin.
     The PNC Financial Services Group, Inc. (www.pnc.com) is one of the nation’s largest diversified financial services organizations providing retail and business banking; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management; asset management and global fund services.
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